FINANCING AGREEMENT

FOR VALUE RECEIVED, World Moto, Inc, (“FARE”), a Nevada corporation (the “Borrower”) with at least 378,000,000 common shares issued and outstanding, promises to pay to Macallan Partners, LLC or its Assignees (the “Lender”) the Principal Sum along with the Interest and any other fees according to the terms herein. This Agreement will become effective only upon execution by both parties and delivery of the first payment of consideration by the Lender (the “Effective Date”).

The Principal Sum is $105,000 plus accrued and unpaid interest and any other fees. The loan amount will be evidenced by a Convertible Debenture issued by the Borrower to the Lender, including all material terms of this Agreement. The Convertible Debenture shall be issued at an approximate 4.76% Original Issue Discount, such that the total amount that the Lender shall provide to the Borrower under this Agreement shall be $100,000 (the “Discounted Amount”). The Discounted Amount shall be paid by Lender, as follows: (i) $100,000 in cash initially, after the lender has received proof from the borrower and its transfer agent of common shares being irrevocably placed in a reserve account for benefit of the lender (ii) such further amounts as shall be agreed by the Lender and the Borrower, up to the Discounted Amount. All installments shall be payable under a full recourse Convertible Debenture(s) for $105,000 (the “Investor Note”) or such lesser amount as appropriate should the lender provide an amount that is less than the total Discounted Amount, subject to certain prepayment requirements, set forth below.

The prepayment of any amount of the Principal Sum shall be subject to a prepayment penalty. Upon prepayment, the Company shall be required to pay the principal amount outstanding, plus all accrued and unpaid interest plus all expenses and fees plus a prepayment penalty as further outlined herein.

The Maturity Date is September 30, 2015 unless earlier converted pursuant to the Conversion section below.

At no time will the Lender convert any amount of the Debenture into common stock that would result in the Lender owning more than 4.99% of the common stock outstanding.

Furthermore:

1.

Prepayment Penalty. Prepayment of any amount of the Principal Sum shall be subject to a prepayment premium. Upon prepayment, the Borrower shall be required to pay the principal amount outstanding, plus all accrued and unpaid interest plus all expenses and fees plus a prepayment penalty premium. Upon the Prepayment Date the Company shall pay a prepayment penalty based upon the following schedule: If prepayment is made within 60 days from the date of this debenture then 125% of the outstanding principal balance plus all accrued and unpaid interest thereon, if prepayment is made between 61-120 days from the date of this debenture then 135% of the outstanding principal balance plus all accrued and unpaid interest thereon, if prepayment is made between 121 days from the date of this debenture and the maturity date then 150% of the outstanding principal balance plus all accrued and unpaid interest thereon, (the “Prepayment”).

2.

Conversion(s). The Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) under any convertible balance due by the Borrower, into fully paid and non- assessable shares of common stock of the Borrower as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion price is equal to the lower of: 50% of the lowest traded price during the 20 trading days prior to the election to convert or 50% of the bid price on the day of the conversion notice. Notice of Lender’s conversion may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to Lender regarding calculations in the conversion notice within 24 hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such conversion notice and waived any objection thereto. The Borrower shall deliver the shares from any conversion to Lender (in any name directed by Lender) within two (2) business days of conversion notice delivery.

In the event that the outstanding shares of the common stock subject to the conversion are changed into or exchanged for a different number or kind of shares of the Borrower or other securities of the Borrower by reason of merger, consolidation, re-capitalization, re-classification, stock split, stock dividend or combination of shares, the Borrower shall make an appropriate and equitable adjustment in the number and kind of shares as to which the conversion shall be applicable, to the end that after such event the Lender’s proportionate interest is preserved after the occurrence of such event.

3.	Convertible Debenture. The borrowings under this Agreement shall be evidenced by a Convertible Debenture, in the form attached as Exhibit A, hereto.

4.

Conversion Delays. If Borrower fails to deliver shares in accordance with the timeframe stated in Section 2; the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Debenture). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Debenture (under Lender’s and Borrower’s expectations that any penalty amounts will tack back to the original date of the Debenture).

5.

Notification about balance of Authorized Shares. During the course of this Agreement, the Borrower will notify the Lender if the balance of the unissued authorized (and otherwise unreserved) shares falls below 100% of the required minimum shares needed to fulfill conversion requirements under this agreement. If so, the Lender has the right to suspend its impending installments until such time sufficient shares are authorized to accommodate further conversions. The borrower shall use commercially reasonable efforts to maintain at all times 100% of the required minimum shares needed and if necessary shall amend the company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of common stock to at least 100% of the required minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

6.

Terms of Future Financings. So long as the Debenture is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender in the Debenture, then the Borrower shall notify the Lender of such additional or more favorable term and such term, at Lender’s option, shall become a part of the transaction documents with the Lender. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts.

During the course of this agreement, the Borrower must notify the lender if any of these conditions occur:

(I)	If conversion shares are not deliverable by DWAC.
(II)	If the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit.

7.

Default. The following are events of default under the Debenture and this Agreement: (i) the Borrower shall fail to pay any principal under the Debenture when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Debenture when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary insolvency proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as “DTC Eligible” or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the shares of the Borrower no longer allow for DWAC transfer for the shares; or (ix) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) the borrower shall fail to maintain sufficient common shares authorized and available to satisfy the lender’s conversions for as long as this debenture remains unpaid in whole or in part.

8.

Remedies. In the event of any default, the outstanding principal amount of the Debenture, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof shall be accelerated and shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP (volume weighted average price) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of the Debenture, plus 100% of the accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the acceleration of the Debenture, a default interest rate shall be applicable to all borrowings. The default interest rate shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the note until such time, if any, as the Lender receives full payment pursuant to this Section 10. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Debenture as required pursuant to the terms hereof.

9.

No Short Selling. Lender must agree that as long as the Debenture from Borrower to Lender remains outstanding, Lender will not short sell the Common Stock or hedge the transaction which establishes a net short position with respect to the Common Stock of Borrower. Borrower agrees that upon delivery of a conversion notice by Lender, Lender will own the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered a short sale.

10.

Assignability. The Borrower may not assign the Debenture. The Debenture is binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval.

11.

Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts for located in New York. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

12.

Delivery of Process by Lender to Borrower. In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

13.

Attorney Fees. In the event any attorney is employed by either party to the Debenture with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of the Debenture or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Debenture, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled. In connection with the issuance of the Convertible Debenture, the Borrower shall pay attorney fees incurred by the Lender of $5,000. Borrower shall also be responsible for payment of banking fees as agreed with the investment banker.

14.

Permitted Borrowings. Borrower shall have the right to enter into secured or unsecured borrowings from commercial banks and comparable commercial credit institutions for the purpose of financing inventory and fixed assets, upon approval of the Board of Directors of the Borrower (“Permitted Borrowings”). Permitted Borrowings shall not require the prior approval of the Lender. All other borrowings by the Borrower shall be subject to the prior written approval of the Lender.

15.

Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to the Debenture, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

16.

Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

The Borrower	The Lender

________________________	_________________________

Attachment A

CONVERTIBLE DEBENTURE

see attached